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                                                                       Exhibit 8

                      [LETTERHEAD OF SULLIVAN & CROMWELL]

                                                December 15, 2000

Dime Bancorp, Inc.,
  589 Fifth Avenue,
   New York, New York 10017.

Ladies and Gentlemen:

          We have acted as counsel to Dime Bancorp, Inc. (the "Bank") in connection with the registration of 19,471,485 shares of common stock of the Bank as more fully described in the registration statement to which this opinion is filed as an exhibit (the "Registration Statement"). We hereby confirm to you our opinion as set forth under the heading "Tax Consequences" in the Registration Statement, subject to the limitations set forth therein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Tax Consequences" in the Prospectus included in the Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ SULLIVAN & CROMWELL